WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
                         PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002



The undersigned, the Chief Executive Officer and the Chief Financial Officer of GSE Systems, Inc. (the "Company"), each hereby certifies that, to his knowledge, on the date hereof:

(a) the Quarterly Report on Form 10-Q of the Company for three months ended March 31, 2004 filed on the date hereof with the Securities and Exchange Commission (the "Quarterly Report") fully complies with the requirements of
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
                                                   /s/John V. Moran
                                                      _______________________
                                                      John V. Moran
                                                      Chief Executive Officer
                                                      Date:  May 17, 2004

                                                  /s/ Jeffery G. Hough
                                                      ________________________
                                                      Jeffery G. Hough
                                                      Senior Vice President and
                                                        Chief Financial Officer
                                                      Date:  May 17, 2004